UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2021

HERITAGE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36462	45-5338504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2021. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors to serve until the 2021 Annual Meeting, as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Ernie Garateix	19,143,152	1,027,092	4,684,285
Richard Widdicombe	18,573,987	1,596,257	4,684,285
Panagiotis (Pete) Apostolou	18,518,484	1,651,760	4,684,285
Irini Barlas	19,534,581	635,663	4,684,285
Mark Berset	17,066,376	3,103,868	4,684,285
Steven Martindale	18,795,378	1,374,866	4,684,285
Nicholas Pappas	17,343,489	2,826,755	4,684,285
Joseph Vattamattam	19,741,796	428,448	4,684,285
Vijay Walvekar	17,825,002	2,345,242	4,684,285

Proposal No. 2: Ratification of Appointment of Plante & Moran, PLLC to Serve as Independent Registered Public Accounting Firm

The ratification of Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was approved as follows:

FOR	AGAINST	ABSTAIN
24,770,187	22,566	61,776

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The results of the vote to approve, on an advisory basis, the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
15,995,720	3,444,819	729,706	4,684,285

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: June 1, 2021	By:	/s/ Ernie Garateix
Ernie Garateix
Chief Executive Officer